CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the American Century Quantitative Equity Funds, Inc. of our reports dated August 16, 2018, relating to the financial statements and financial highlights, which appear in the American Century AC Alternatives® Equity Market Neutral Fund’s, the American Century Equity Growth Fund’s, the American Century Global Gold Fund’s, the American Century Income and Growth Fund’s, the American Century Small Company Fund’s, the American Century Utilities Fund’s, the American Century Disciplined Growth Fund’s, the American Century International Core Equity Fund’s, the American Century NT Equity Growth Fund’s, the American Century NT Small Company Fund’s, the American Century AC Alternatives® Disciplined Long Short Fund’s, the American Century Core Equity Plus Fund’s, the American Century NT Core Equity Plus Fund’s, the American Century NT Disciplined Growth Fund’s, and the American Century Multi-Asset Real Return Fund’s Annual Report on Form N-CSR for the year ended June 30, 2018. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
October 25, 2018